                                                                 EXHIBIT - 10.22

                      ADVANCED COMMUNICATION SYSTEMS, INC.
                            EXECUTIVE RETIREMENT PLAN

                            EFFECTIVE OCTOBER 1, 1999

     The Advanced Communication Systems, Inc. Executive Retirement Plan (the "Plan") is intended to be an unfunded plan or arrangement for purposes of providing deferred compensation to a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     I. DEFINITIONS. As used in this Plan, the following words shall have the meanings set opposite such terms.

          1.1 "BOARD OF DIRECTORS" shall mean the Board of Directors of Advanced Communication Systems, Inc.

          1.2 "COMPANY" shall mean Advanced Communication Systems, Inc., a Delaware corporation, ("ACS") and its direct and indirect (through another subsidiary) wholly-owned subsidiaries from and after the date upon which such subsidiary became wholly-owned by ACS.

          1.3 "COMPENSATION COMMITTEE" shall mean the compensation committee of the Board of Directors.

          1.4 "EXECUTIVE EMPLOYEE" shall mean the Chief Executive Officer of ACS and such other management or highly compensated employees of the Company as are recommended by such Chief Executive Officer and approved for participation in this Plan by subsequent resolution of the Compensation Committee.

          1.5 "EARLY RETIREMENT DATE" shall mean the end of the calendar month during which an Executive Employee has both reached the age of fifty-eight (58) years and completed ten (10) Years of Service

          1.6 "PAYOUT PERIOD" shall mean the period described in Article V over which the Retirement Award is paid.

          1.7 "REGULAR RETIREMENT DATE" shall mean the end of the calendar month during which an Executive Employee has both reached the age of sixty-five
(65) years and completed ten (10) Years of Service.

          1.8 "RETIREMENT AWARD" shall mean the product of an Executive Employee's Years of Service multiplied by the greater of:

          (i) the average monthly base pay received by the Executive Employee for his or her employment with the Company during the last twelve months preceding the Retirement Date, or

          (ii) the average monthly base pay received by the Executive Employee for his or her employment with the Company during the last three fiscal years of the Company preceding the Retirement Date.

     The Retirement Award shall accrue ratably over the number of Years of Service between the initial date of an Executive Employee's approval for participation hereunder and the Executive Employee's Early Retirement Date.

          1.9 "RETIREMENT DATE" shall mean the date upon which an Executive Employee's full time employment with the Company is terminated in accordance with the provisions of Article III that entitle the Executive Employee to payment of the Retirement Award.

          1.10 "YEARS OF SERVICE" shall mean the whole number of consecutive 12 month periods of service with the Company completed by an Executive Employee. The first such Year of Service shall begin as of the hire date of the Executive Employee with the Company and each successive Year of Service shall begin on successive anniversaries of the hire date. Unless authorized by specific recommendation of the ACS Chief Executive Officer and approved by resolution of the Compensation Committee, such period shall not include any period of service to an entity prior to the time such entity became wholly-owned by ACS or any subsidiary of ACS. Continuous employment shall not be ended by any period of absence approved by the Board of Directors. Fractional Years of Service shall not be taken into account under the Plan.

     II. ELIGIBILITY. An Executive Employee shall become a participant under this Plan upon approval of the Compensation Committee following recommendation by the Chief Executive Officer of ACS. Participation in the Plan by the Chief Executive Officer of ACS shall be deemed to have been so recommended and approved.

     III. RETIREMENT BENEFIT. Except as otherwise described below, an Executive Employee approved for participation hereunder shall be entitled to receive retirement benefits which in sum total equal the amount of the Retirement Award if:

          (i) his or her full time employment with the Company is terminated following such employee's Regular Retirement Date, for reasons other than for Cause; or

          (ii) his or her full time employment with the Company is terminated following such Employee's Early Retirement Date under one of the following circumstances:

               (A) with the consent of the Board, which consent shall not be unreasonably withheld;

               (B) by reason of death or Total Disability. Total Disability shall mean the inability by reason of medically determinable physical or mental impairments to perform any substantial gainful activity for a continuous period of twelve (12) months or longer; or

               (C) for reasons other than for Cause following a Change in Control of ACS. Change in Control shall mean any of the following:

                    I. without the approval of the Board of Directors, any person or group of persons acting in concert becomes a beneficial owner, directly or indirectly, of securities of the Company representing forty percent (40%) or more of the total number of votes that is required for the election of the members of the Board of Directors of the Corporation;

                    II. the stockholders of the Company shall approve (A) any consolidation or merger of the Company other than one in which the Company's Common Stock outstanding immediately prior thereto continues to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such other surviving entity outstanding immediately after such merger or consolidation, or
               (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company other than to an entity or entities which are owned directly or indirectly by the holders of the Company's' Common Stock in substantially the same proportional amounts; or

                    III. there shall have been a change in the composition of
               the Company's Board of Directors during a one (1) year period such that the nomination or election of a majority of the directors in office at the end of such period was not supported by a majority of the directors in office at the beginning of such period.

     IV. FORFEITURE. An Executive Employee's Retirement Award shall not be payable and shall be forfeited by such employee upon termination of full time employment with the Company under circumstances other than those provided in
Article III.

     V. PAYMENT. Unless otherwise provided herein, the Retirement Award shall be paid in sixteen equal consecutive quarterly installments (each in the amount of one-sixteenth of the Retirement Award, without interest) commencing on the first day of the calendar quarter next following a participating Executive Employee's Retirement Date. Notwithstanding the foregoing, in the case of a Chief Executive Officer of ACS whose Retirement Date is in or after the year during which he or she reached the age of 61, the Retirement Award shall be paid in four equal consecutive quarterly installments (each in the amount of one-fourth of the Retirement Award, without interest) commencing on the first day of the calendar quarter next following his or her retirement. In the event that an Executive Employee shall die or become legally incompetent at the commencement of or during the Payout Period, then payments thereafter shall be made to the Executive Employee's legal or personal representative, heirs or such other persons legally entitled thereto, and the Company shall be entitled to make any payment into a separate account for the benefit of the Executive Employee until the Company has become satisfied, in its sole discretion, as to the proper persons or persons entitled to such payment.

     VI. TERMINATION FOR CAUSE. In the event that the full-time employment of an Executive Employee is terminated for Cause by the Company, then such employee shall be deemed to have waived any entitlement to any Retirement Award. Cause shall mean any of the following:

          (i) willful malfeasance or nonfeasance by the Executive Employee in connection with the performance of his or her duties for the Company that could, in the good faith judgment of the Company, (A) subject the Company to criminal penalties, or (B) result in the incarceration of any officer, director or employee of the Company;

          (ii) the Executive Employee being convicted of, or pleading guilty or nolo contendre to, or being indicted for, a felony or other crime involving theft, fraud or moral turpitude;

          (iii) the misappropriation by the Executive Employee of Company funds for personal use; or

          (iv) the continued failure or refusal by, or manifest inability of, the Executive Employee to perform his or her duties after reasonable prior notice from the Company to the Executive Employee.

     VII. EMPLOYMENT BY COMPETITOR. Should a retired Executive Employee become prior to the end of the Payout Period a director, officer, managerial employee, or consultant to a "Competitor," as defined in this paragraph, the Company may notify the retired Executive Employee of the Company's request that the relationship with the Competitor be terminated as a condition to receiving any additional payments due under a Retirement Award. If the Company provides written notice to the retired Executive Employee of such a request, and if the retired Executive Employee does not terminate the relationship with the Competitor within thirty calendar days, the Company may at any time thereafter direct the termination of all future retirement payments under this Plan. For the purposes of this paragraph, a "Competitor" shall be any business, person, or entity engaged in substantially the same business as was the Company at the time of the retired Executive Employee's retirement, and was so engaged in one or more geographic regions in which the Company did business at that time.

     VIII. OBLIGATIONS TO BE UNSECURED. The retirement benefits under the Plan shall not be secured in any manner. The Company shall not be required to reserve or otherwise set aside, physically or legally, any funds for the payment of its obligations hereunder. Neither the Executive Employees, nor any other person, shall be deemed to have any property interest, legal or equitable, in any specific asset of the Company as a result of this Plan and, to the extent that any person acquires any rights to receive payment under the provisions of this Plan, such rights shall be no greater than, nor shall they have any preference or priority over, the rights of any unsecured creditor of the Company.

     IX. OTHER PLANS. Nothing in this Plan shall be construed to affect the rights of an Executive Employee, his or her surviving spouse, other beneficiaries, or his or her estate to receive any retirement or death benefits under any pension, insurance, other deferred compensation, or other retirement plans of the Company.

     X. NON-ALIENATION PROVISION. Neither an Executive Employee nor any other person or persons who may become entitled to payment of any amount under this Plan shall have any right to anticipate, commute, pledge, encumber, alienate, sell, transfer, assign or otherwise dispose of the right to receive payments hereunder, all of which payments and the rights thereto are expressly hereby declared to be non-assignable and not subject to the debts, contracts, liabilities, engagements or torts of the Executive Employee or such other persons.

     XI. WITHHOLDING OF TAXES. The Company shall have the right to withhold from all amounts payable pursuant to this Plan any federal, state, local or other taxes of any kind required by law to be withheld.

     XII. RIGHT OF SET-OFF. Each Executive Employee is deemed to consent to a deduction, from any amounts owed the Executive Employee pursuant to this Plan, of any and all amounts owed by the Executive Employee to the Company at the time that payment of the Retirement Award from the Company to the Executive Employee is due.

     XIII. NON-GUARANTEE OF EMPLOYMENT.

     Nothing in the Plan shall confer any right on an employee to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate an employee at any time.

     XIV. NAMED FIDUCIARY. The Compensation Committee shall serve as the named fiduciary and administrator (the "Fiduciary") of this Plan. The Fiduciary shall have full power and discretion to administer and interpret this Plan, and the Fiduciary's actions with respect hereto shall be binding and conclusive upon all persons for all purposes, subject to the claims procedure set forth in this Plan. The Fiduciary shall not be liable to any person for any action taken or omitted in connection with its responsibilities, rights, and duties under this Plan unless attributable to willful misconduct or lack of good faith.

     XV. CLAIMS PROCEDURE. A person who believes that he or she is being denied benefit to which he or she is entitled under this Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Fiduciary, setting forth his or her claim.

           Upon receipt of a claim, the Fiduciary shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Fiduciary may, however, extend the reply period for an additional ninety (90) days for a reasonable cause. If the claim is denied in whole or in part, the Fiduciary shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

           (i)   the specific reason or reasons for such denial;

           (ii) the specific reference to pertinent provisions of this Plan on which such denial is based;

           (iii) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary;

          (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

          (v)  the time limits for requesting a review.

          Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the executive committee of the Board of Directors (the "Executive Committee"), review the determination. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Executive Committee. If the Claimant does not request a review of the Fiduciary's determination within such sixty (60) -day period, he or she shall be barred and estopped from challenging the Fiduciary's determination.

          Within sixty (60) days after receipt of a request for review, the Executive Committee will review the Fiduciary's determination. After considering all materials presented by the Claimant, the Executive Committee will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the sixty (60) -day time period be extended, the Executive Committee will so notify the Claimant and will render the decision as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review.

     XVI. AMENDMENTS. This Plan may be amended, modified or terminated at any time and for any reason by the Board of Directors of the Company; provided, however, no such action shall adversely affect the rights of any Executive Employee who previously was approved for participation and accrued a benefit hereunder without the express written consent of such Executive Employee. Notwithstanding the foregoing, upon termination of the Plan, the Company may fulfill its obligation hereunder in full to any such affected participating Executive Employee by providing a cash payment to such Executive Employee equal to the then present value of such employee's accrued benefit hereunder computed using such actuarial assumptions that the Fiduciary within its sole discretion determines are reasonable.

     XVII MASCULINE, FEMININE, SINGULAR AND PLURAL. The masculine shall be read in the feminine, the singular in the plural, and vice versa, whenever the context shall so require.

     XVIII TITLES. The titles to Articles and Sections in this Plan are placed herein for convenience of reference only, and the Plan is not to be construed by reference thereto.

     XIX. CONTROLLING LAW. This Plan shall be construed according to the laws of the Commonwealth of Virginia, other than the conflict of laws principles thereof.


     WITNESSETH, the signature below this 2nd day of December, 1999.

WITNESS:                                    ADVANCED COMMUNICATION
                                               SYSTEMS, INC.

/s/TERRENCE E. HILEMAN                        BY: /s/ GEORGE A. ROBINSON
------------------------------                ----------------------------------
                                           NAME: George A. Robinson
                                                --------------------------------
                                           TITLE: Chairman, President and
                                                  Chief Executive Officer
                                                --------------------------------